EXHIBIT 10.44

May 27, 2016

Super Micro Computer, Inc.
980 Rock Avenue
San Jose, California 95131
Attention: Legal Department

Re: Extension of Maturity Date

Ladies and Gentlemen:

Reference is made to that certain Loan Agreement dated as of June 17, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Loan Agreement”), between Bank of America, N.A. (“Bank”) and Super Micro Computer, Inc., a Delaware corporation (“Borrower”). Capitalized terms used and not otherwise defined herein shall have the ascribed meanings as set forth in the Loan Agreement.

Currently the maturity date of the credit accommodations provided by Bank to Borrower pursuant to the Loan Agreement as set forth in the first sentence of Section 1.2 of the Loan Agreement is May 31, 2016 (“Maturity Date”). Borrower has requested that the Maturity Date be extended and Bank has agreed to extend the Maturity Date to June 30, 2016.

Notwithstanding the terms and conditions set forth in the Loan Agreement, Borrower and Bank hereby agree that the date "May 31, 2016" in the first sentence of Section 1.2 of the Loan Agreement is changed to "June 30, 2016".

The extension and agreements set forth herein shall be limited precisely as written and shall not be deemed to be an extension or an agreement to any other act by Borrower which is prohibited by the Loan Agreement. Except as specifically provided above, the extension and agreements set forth herein shall not constitute a waiver or modification of any of the terms of the Loan Agreement.

Regards,

BANK OF AMERICA, N.A.

By:	/S/ Thomas R. Sullivan
Name:	Thomas R. Sullivan
Title:	Senior Vice President

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Acknowledged and agreed to
this 30 day of May, 2016:

SUPER MICRO COMPUTER, INC.,
a Delaware corporation

By:	/S/ Howard Hideshima
Name:	Howard Hideshima
Title:	CFO

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